STATE STREET BANK AND TRUST COMPANY

THE HERZFELD CARIBBEAN BASIN FUND, INC.
CONFIDENTIAL FEE SCHEDULE
AS OF JULY 1, 2012

DOMESTIC AND FOREIGN CUSTODY

This fee schedule is for services (the "Services") provided by State Street Bank and Trust Company or its affiliates ("State Street") to the Funds (as defined below) pursuant to that certain (a) Custodian and (b) Transfer Agency Services agreements dated as of December 30, 1993 by and between State Street and the Client (the "Agreements"). This fee schedule shall apply to all funds, portfolios or accounts that may be party or subject to the Agreements from time to time (each a "Fund" and collectively, the "Funds").

I.	Fund Accounting (includes calculation of N.A.V.), Domestic and Foreign Custody

For the provision of custody services pursuant to the Custody Agreement, State Street shall be entitled to the fees set forth below. This amount does not include transaction processing fees*, foreign custody, out-of-pocket expenses or any other fees, charges or expenses specifically identified in this fee schedule.

*	See Appendix 1 for information on transaction processing fees including important information on foreign currency exchange transactions.

Annual Fee
First $50mm in assets	10.0 bps
Next $50mm of Assets	2.0 bps
Assets in excess of $100 mm	1.0 bps
Monthly Minimum for the Herzfeld Caribbean Basin Fund	$7,000
Foreign Custody	See Appendix 2

II.	Institutional and Retail Transfer Agency (Full Service)

For the provision of custody services pursuant to the Transfer Agency Services Agreement, State Street shall be entitled to the fees set forth below.

Annual Fee
First 300 retail shareholders	$24,000
Per shareholder over 300	$14.00

III.	Additional Services

Fees for special activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. There will be a fee of $175 per hour for customized programming or customized transmissions and an annual maintenance fee of $4,000 per transmission. Fees for other special items will be negotiated separately.

Significant regulatory changes, significant legal changes or changes in the Funds’ service elections or status may necessitate additional services, processing or reports. In these instances, if State Street elects to provide such services or arrange for their provision, State Street shall be entitled to additional fees and expenses as negotiated with the Funds.

STATE STREET BANK AND TRUST COMPANY

THE HERZFELD CARIBBEAN BASIN FUND, INC.
CONFIDENTIAL FEE SCHEDULE
AS OF JULY 1, 2012

IV.	Other Expenses, Fees and Charges

A billing for the recovery of applicable reimbursable expenses, direct pass-through fees and other charges, as applicable, will be made as of the end of each month. Unless indicated otherwise, the Funds’ share of such expenses, fees and charges will be based upon actual usage of a service or an allocated charge for the use of the service for the benefit of the Funds.

Out-of-Pocket Expenses

The Funds will reimburse State Street for out-of-pocket expenses incurred on their behalf including, but not limited to, the following:

●	Micro and Support Equipment Rental	●	Forms and Supplies
●	Pricing & Verification Services	●	3rd Party Review
●	Printing, Delivery & Postage	●	Subcustodian/Depositor Charges, ADR, GDR
●	Travel and Legal Fees (billed by mutual agreement)	●	Ad-Hoc Reporting
●	FAS157	●	17f-5
●	CCO Services	●	IRS Certification and Form Filing
●	Telephone	●	Initial Offering Certificates

Other Charges

The Funds will reimburse State Street for other charges incurred in relation to the provision of the Services including, but not limited to, the following:

● FDIC Insurance Charge: Calculated monthly on the Funds’ average positive non-interest bearing U.S. Dollar cash balances.	2.50 basis points/year

V.	Domestic Balance Credits

We allow balance credits against fees (excluding out-of-pocket charges) for domestic fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

VI.	Confidentiality

This fee schedule is the confidential information of the parties and shall not be disclosed to any third party without the prior written consent of the other parties.

VII.            Payment of Fees

The fees, charges and expenses set forth herein will be charged against each Fund’s demand deposit account 15 days after the invoice is mailed to Funds’ offices. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by Billing.

STATE STREET BANK AND TRUST COMPANY

THE HERZFELD CARIBBEAN BASIN FUND, INC.
CONFIDENTIAL FEE SCHEDULE
AS OF JULY 1, 2012

VIII.	Effectiveness

This fee schedule shall become effective upon the commencement of the provision of the Services and shall remain in effect until it is revised as a result of negotiations initiated by either party.

IX.	Signatures

The Herzfeld Caribbean Basin Fund, Inc.		State Street Bank and Trust Company

By:	/s/ Thomas J. Herzfeld	By:	/s/ Brian DeNardo
Name:	Thomas J. Herzfeld	Name:	Brian DeNardo
Title:	President	Title:	Assistant Vice President
Date:	9.4.12	Date:	9/7/2012

Appendix 1

Transaction Processing Fees per Trade1

State Street Repurchase Agreements (Repo)	No Charge
DTC*	$12
Non-DTC, Boston Settlement	$20
Non-DTC, New York Settlement	$35
Non-DTC, New York Maturities	$10
Government Paydown	$5
GNMA Securities	$35
Options	$25
Foreign Exchange through State Street Global Markets	No Charge [1]
Futures	$18
Outgoing Wires	$7
Incoming Wires	$7

*    These fees and charges assume automated trade instruction/information delivery in an electronic format.

[1]	The Transaction Processing Fees are per trade processing fees charged for processing the settlement of transactions by State Street on behalf of the Funds in connection with the provision of custody services under the Custody Agreement. These Transaction Processing Fees, unless otherwise waived, apply whether a Fund or its third party investment managers entered into such transactions with or through State Street or one of its affiliates or a third party dealer or broker. The processing fees are in addition to, and are not to be construed as payments in lieu of, any compensation (as described herein) that may be earned by State Street or any of its affiliates or by a third party dealer or broker in connection with such transaction.

State Street Global Markets, a separate division of State Street, offers principal or “dealer” trading services as well as agency execution services (which include its proprietary electronic trading platforms) in a variety of asset classes, including most of those described in this schedule. A Fund or its third party fiduciary investment managers may select State Street Global Markets to effect principal or agency transactions; however, any such services, irrespective of whether trade orders are transmitted through State Street’s custody or trustee operations, are conducted under contractual or other arrangements that are distinct from its services and obligations under the Agreements. When State Street or State Street Global Markets acts as a counterparty (e.g., foreign exchange, over the counter derivatives, repurchase transactions) to a Fund, such transactions are principal transactions and State Street or State Street Global Markets enters into them as a dealer and not in a fiduciary, agency or similar capacity (regardless of any other relationships between State Street and the Funds under the Agreements). In connection with such trading or agency execution services, State Street Global Markets may receive compensation from the Funds in a variety of forms, including a commission, click fee, revenue share, spread, mark-up, mark-down, interest, fee or similar amount.

Appendix 2

Foreign Custody - Country Based Fees

Any country not listed below will be negotiated and agreed upon prior to investment.

COUNTRY	* HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)	COUNTRY	*HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)
Argentina	25	$90.00	Lebanon	35	$125.00
Australia	3	$25.00	Lithuania	25	$90.00
Austria	3	$32.00	Malaysia	10	$100.00
Bahrain	35	$125.00	Mauritius	25	$90.00
Bangladesh	35	$125.00	Mexico	12	$50.00
Belgium	3	$25.00	Morocco	35	$125.00
Bermuda	25	$90.00	Namibia	35	$125.00
Bolivia	35	$125.00	Netherlands	3	$32.00
Botswana	25	$90.00	New Zealand	3	$25.00
Brazil	20	$90.00	Norway	5	$65.00
Bulgaria	25	$90.00	Oman	35	$125.00
Canada	3	$25.00	Pakistan	25	$90.00
Chile	15	$90.00	Peru	35	$125.00
China	30	$195.00	Philippines	20	$135.00
Clearstream	1	$25.00	Poland	25	$90.00
Colombia	35	$125.00	Portugal	10	$100.00
Croatia	35	$125.00	Puerto Rico	20	$90.00
Cyprus	35	$125.00	Romania	25	$90.00
Czech Republic	25	$90.00	Russia	30	$125.00
Denmark	3	$32.00	Singapore	3	$32.00
Ecuador	35	$125.00	Slovakia	25	$90.00
Egypt	20	$90.00	Slovak Republic	25	$90.00
Estonia	35	$125.00	Slovenia	35	$125.00
Euroclear	1	$25.00	South Africa	5	$50.00
Finland	3	$32.00	South Korea	10	$50.00
France	3	$25.00	Spain	3	$32.00
Germany	3	$25.00	Sri Lanka	10	$90.00
Ghana	35	$125.00	Swaziland	35	$125.00
Greece	10	$32.00	Sweden	3	$32,00
Hong Kong	4	$32.00	Switzerland	3	$25.00
Hungary	25	$90.00	Taiwan	30	$195.00
Iceland	25	$90.00	Thailand	3	$32.00
India	50	$200.00	Trinidad & Tobago	35	$125.00
Indonesia	10	$95.00	Tunisia	35	$125.00
Ireland	5	$65.00	Turkey	20	$90.00
Israel	30	$90.00	Ukraine	35	$125.00
Italy	3	$32.00	United Kingdom	1	$25.00
Ivory Coast	35	$125.00	Uruguay	35	$125.00
Jamaica	35	$125.00	Venezuela	35	$125.00
Japan	2.5	$25.00	Zambia	35	$125.00
Jordan	35	$125.00	Zimbabwe	35	$125.00
Kenya	25	$90.00
Korea	20	$135.00
Latvia	35	$125.00